As filed with the Securities and Exchange Commission on June 16, 2011

Registration No. 333-104429

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CARACO PHARMACEUTICAL LABORATORIES, LTD.
(Exact name of registrant as specified in its charter)

Michigan	38-2505723
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1150 Elijah McCoy Drive
Detroit, Michigan  48202
Telephone: (313) 871-8400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

1993 Stock Option Plan
1999 Equity Participation Plan

(Full title of the plans)

GP. Singh, Chief Executive Officer
1150 Elijah McCoy Drive
Detroit, Michigan  48202
Telephone: (313) 871-8400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF SECURITIES

Caraco Pharmaceutical Laboratories, Ltd. (“Caraco”) is filing this Post-Effective Amendment No. 1 to deregister unsold shares of common stock of Caraco that were registered under the Registration Statement on Form S-8 originally filed on April 10, 2003 (Registration No. 333-104429) (the “Registration Statement”) for issuance pursuant to the 1993 Stock Option Plan, as amended, and the 1999 Equity Participation Plan, as amended (collectively, the “Plans”). The Registration Statement registered a total of 3,262,375 shares issuable pursuant to the Plans

On June 14, 2011, Caraco completed its merger (the “Merger”) with Sun Laboratories, Inc., a Michigan corporation, pursuant to an Agreement and Plan of Merger, dated as of February 21, 2011.  In connection with the Merger, Caraco hereby removes from registration the securities of Caraco registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan on June 14, 2011.

CARACO PHARMACEUTICAL LABORATORIES, LTD.

By:	/s/ GP. Singh
GP. Singh
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons, in the capacities indicated, on June 14, 2011.

Name and Signature	Title

/s/ GP. Singh	Chief Executive Officer, Director
GP. Singh	(Principal Executive Officer)

/s/ Mukul Rathi	Interim Chief Financial Officer
Mukul Rathi	(Principal Financial and Accounting Officer)

/s/ Harin Mehta	Director
Harin Mehta

/s/ Jayesh M. Shah	Director
Jayesh M. Shah

Director
Dilip S. Shanghvi

Director
Sudhir Valia